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                                                                   Exhibit 3.140

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                        REGIONAL EMERGENCY SERVICES, L.P.

      This Certificate of Limited Partnership of Regional Emergency Services, L.P. is being duly executed and filed by Florida Emergency Partners, Inc., as general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

      1. The name of the limited partnership formed hereby is Regional Emergency Services, L.P.

      2. The address of the registered office of the limited partnership in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware.

      3. The name and address of the registered agent for service of process on the limited partnership in the state of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware.

      4. The name and the business address of the sole general partner of the limited partnership are:

            Name                               Business Address

            Florida Emergency Partners, Inc.   141 Waterman Avenue
                                               Mount Dora, Florida  32757

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the 18th day of June, 1996.

                                     REGIONAL EMERGENCY SERVICES, L.P.

                                     By: Florida Emergency Partners, Inc.,
                                         General Partner

                                         By: /s/ Seth D. Ellis
                                             --------------------------------
                                             Seth D. Ellis, Secretary